                                                              HECO Exhibit 10.11
                                                              ------------------





                      LOW SULFUR FUEL OIL SUPPLY CONTRACT



                                 by and between



                      BHP PETROLEUM AMERICAS REFINING INC.


                                      and


                        HAWAIIAN ELECTRIC COMPANY, INC.


                                * * * * * * * *

                               TABLE OF CONTENTS

                                 ARTICLE                                PAGE

ARTICLE I:         Definitions                                             1
ARTICLE II:        Agreement                                               5
ARTICLE III:       Term                                                    5
ARTICLE IV:        Product & Quality                                       5
ARTICLE V:         Quantity                                                6
     Section 5.1:  Quantity                                                6
     Section 5.2:  Reallocation of Deliveries                              8
ARTICLE VI:        Price                                                   8
     Section 6.1:  Determination of Product Price                          8
     Section 6.2:  Taxes, Assessments, Levies and Imposts                 12
ARTICLE VII:       Delivery                                               13
     Section 7.1:  Notification and Product Delivery                      13
     Section 7.2:  Delivery Ratability                                    14
     Section 7.3:  Purchase Deficit                                       15
     Section 7.4:  Failure to Supply                                      16
     Section 7.5:  Pipeline Delivery                                      16
     Section 7.6:  Marine Delivery                                        20
     Section 7.7:  Title and Risk of Loss                                 23
     Section 7.8:  Dispute                                                24
ARTICLE VIII:      Payment                                                25
     Section 8.1:  Invoices                                               25
     Section 8.2:  Method of Payment                                      26
     Section 8.3:  Payments                                               27
     Section 8.4:  Interest                                               27
ARTICLE IX:        Notices                                                28
ARTICLE X:         [---]                                                  28
ARTICLE XI:        Force Majeure                                          30
     Section 11.1: Force Majeure                                          30
     Section 11.2: Obligations Suspended                                  30
     Section 11.3: Notice of Force Majeure                                30
     Section 11.4: No Make-Up Requirement                                 31
ARTICLE XII:       Price and Allocation Controls                          31
     Section 12.1: Regulatory Price Suspension                            31
     Section 12.2: Government Regulations                                 32
ARTICLE XIII:      Assignment                                             32
ARTICLE XIV:       Applicable Law                                         33
ARTICLE XV:        Public Utilities Commission                            33
ARTICLE XVI:       Entire Agreement, Waiver and Illegality                33
ARTICLE XVII:      Indemnity                                              34
ARTICLE XVIII:     Default                                                35



ARTICLE XIX:       Counterparts                                           36
EXHIBIT A:         Product Specifications                                 A-1
EXHIBIT B:         Illustrative Schedule of Prices                        B-1
EXHIBIT C:         Example Determination of Freight Components Pursuant
                   to Article VI                                          C-1


                      LOW SULFUR FUEL OIL SUPPLY CONTRACT
                      -----------------------------------

     This Contract is made and entered into this 14th day of November, 1997, by and between BHP PETROLEUM AMERICAS REFINING INC., a corporation duly incorporated under the laws of the State of Hawaii, having its principal place of business at 733 Bishop Street, Honolulu, Hawaii 96813, (hereinafter called "SELLER"), and HAWAIIAN ELECTRIC COMPANY, INC., a corporation duly incorporated and authorized to do business under the laws of the State of Hawaii, having its principal place of business at 900 Richards Street, Honolulu, Hawaii, (hereinafter called "BUYER").

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Except where otherwise indicated, the following definitions shall apply throughout this Contract:

1. "Additional Term" means any Contract term in addition to and after the Original Term, each of which is a 12-Month period beginning January 1.

2. "API" means American Petroleum Institute, a long-established petroleum industry organization.

3. "ASTM" means the American Society for Testing and Materials, a long-established source of standard testing and evaluation methods for petroleum.

4.  "barrel" means 42 United States Gallons at 60 degrees Fahrenheit.

5. "BPTF" means BUYER's Barbers Point Tank Farm petroleum storage and distribution facilities located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

6. "BTU Content" means British Thermal Unit content and refers to the standard assessment of gross heat of combustion, gross heating value or gross heat content of Product determined in accordance with the test method specified in Exhibit A.

7. "Certificate of Quality" means the formal document recording SELLER's laboratory determination of quality and BTU Content of a particular sample which represents a specific Delivery of Product, said laboratory determinations having been performed in accordance with the test methods specified in Exhibit A.

8. "Contract" means this Low Sulfur Fuel Oil Supply Contract, between BHP Petroleum Americas Refining Inc. and Hawaiian Electric Co., Inc., the term of which commences January 1, 1998.

9.  "Day" or "Days" means a calendar day of 24 hours.

10. "Deliver," "Delivery," "Deliveries," or "Delivered" refers to the physical movement of Product or transfer of title attendant upon the sale of Product by SELLER and its receipt and purchase by BUYER which commences at the initiation of pumping from SELLER's refinery tank(s), nominated issuing tank(s) or vessel to BUYER's BPTF and ends with the subsequent cessation of continuous pumping of the Product.

11. "DF" means degrees Fahrenheit.

12. "Force Majeure" means an act or event as per the provisions of Section 11.1.

13. "G.S.V." means gross standard volume in U.S. barrels at 60 degrees
    Fahrenheit.

14. "Independent Inspector" means a qualified third-party petroleum inspection contractor acceptable to both BUYER and SELLER providing petroleum sampling, measurement, quantity determination and other such services before, during and after a Delivery of Product.

15. "LSFO" means low sulfur fuel oil of a quality generally consistent with that of Product as specified in Exhibit A.

16. "LSWR" means Low Sulfur Waxy Resid, mixed/cracked quality, a common grade of low sulfur fuel oil typically sold in Singapore, Indonesia and elsewhere in the Far East.

17. "Marine Delivery" or "Marine Deliveries" means a Delivery of Product and/or the constituents and components thereof, including blend stock, all or part of which are Delivered by SELLER from a marine vessel into BUYER's receiving pipelines, facility and storage tanks at BPTF.

18. "Month" means a calendar month.

19. "Month-To-Date Ratable" means a rate of sales, Deliveries, invoicing, receipts or purchases of Product equivalent to BUYER's cumulative Nominations as of a specified Day in a Month where said sales, Deliveries, invoices, receipts or purchases for the Month which includes the specified Day are calculated by (1) determining the Monthly rate of ratability by dividing the Month's aggregate Nomination amount by the number of Days in that specified Month and (2) multiplying by the number of Days in that Month up to and including the specified Day.

20. "Nominate," "Nomination," and "Nominated" means the amount of Product specified by BUYER to be sold and Delivered by SELLER and purchased and received by BUYER for a specified Month.

21. "Nominated Month of Delivery" means the Month specified by BUYER for which a specified amount of Product is to be sold and Delivered by SELLER and purchased and received by BUYER.

22. "Original Term" means the first term of this Contract which commences January 1, 1998 and concludes December 31, 2004.

23. "Pipeline Blend" means the mixture of SELLER's Pipeline Fill and Product, having the quality as represented by the Tank Final Sample, which is to be considered Product sold and Delivered by SELLER and purchased and received by BUYER with respect to the provisions of this Contract including, but not limited to, price and quality.

24. "Pipeline Fill" means the petroleum residing in the pipelines through which SELLER makes Delivery of Product to BUYER which may be of a different quality than Product.

25. "Pipeline Delivery" or "Pipeline Deliveries" means a Delivery of Product from SELLER's Refinery to BUYER's petroleum receiving and storage tanks at BPTF via pipeline from SELLER's Refinery interconnecting BUYER's BPTF pipeline.

26. "Product" means Low Sulfur Fuel Oil suitable for use as a boiler fuel of the quality specifications per Exhibit A.

27. "Refinery" means SELLER's oil refining and related facilities located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

28. "Reverse Line Displacement" means an operation where BUYER pumps BUYER's LSFO into the pipeline which SELLER uses to Deliver Product to BUYER in order to displace SELLER's Pipeline Fill and thereby prevent an unwanted mixture of SELLER's Pipeline Fill and the Product to be Delivered to BUYER.

29. "USD" means currency denominated in U.S. dollars.

30. "Year" means a calendar year.

                                   ARTICLE II

                                   AGREEMENT
                                   ---------

     SELLER shall sell and Deliver or cause to be Delivered, and BUYER shall buy, receive and pay for Product in the quantity described herein.

                                  ARTICLE III

                                     TERM
                                     ----

     The Original Term of this Contract shall be from January 1, 1998 through December 31, 2004 and shall continue in succession thereafter for Additional Terms, each for a period of 12-Months, beginning January 1, 2005, unless BUYER or SELLER gives written notice of termination at least one hundred twenty (120) Days prior to the expiration of the then current term, including the Original Term and any Additional Term.

                                  ARTICLE IV


                               PRODUCT & QUALITY
                               -----------------

     SELLER shall sell and Deliver and BUYER shall purchase and receive Product that shall comply with the specifications as shown in Exhibit A attached hereto and incorporated herein by reference.

                                   ARTICLE V

                                   QUANTITY
                                   --------

SECTION 5.1:  QUANTITY

     During each Year that this Contract is in effect, SELLER shall sell and Deliver to BUYER, and BUYER shall purchase and receive from SELLER, Product at a reasonably uniform rate during each Month as set out below:

                          Annual Average Daily Rate in Physical Barrels Per Day
                          -----------------------------------------------------


      PERIOD                         MINIMUM                MAXIMUM
      ------                         -------                -------

    1998 -1999                       [---]                  [---]


                                     MINIMUM                MAXIMUM
                                     -------                -------


    2000-2004                        [---]                  [---]



The minimum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received by BUYER under this Contract during each of Years 1998 and 1999 is [---] barrels; the minimum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received by BUYER under this Contract during each of Years 2001, 2002 and 2003 is [---] barrels; and the minimum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received by BUYER under this Contract during each of Years 2000 and 2004 is [---] barrels. The maximum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received by BUYER under this Contract during each of Years 1998 and 1999 is [---] barrels; the maximum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received by BUYER under this Contract during each of Years 2001, 2002 and 2003 is [---] barrels; and the maximum annual volume of Product to be sold and Delivered by SELLER and Nominated, purchased and received
by BUYER under this Contract during each of Years 2000 and  2004 is   [---]
barrels.

     The minimum and maximum annual volumes of Product to be sold and Delivered by SELLER and to be Nominated, purchased and received by BUYER during each Year of any Additional Term shall be determined by multiplying the Days of that Year by the annual average daily rate indicated for Year 2004, unless otherwise mutually agreed.

     Subject to availability, SELLER shall sell and Deliver and BUYER shall purchase and receive such additional volumes in excess of the maximum annual volumes as are mutually agreed.

     Except as otherwise expressly provided herein, during each of the Years 1998 and 1999, the minimum and maximum volumes sold, Delivered, purchased and received during each Month shall be determined by multiplying the Days of that Month by [---] barrels per Day and [---] barrels per Day, respectively; and during each of the Years 2000, 2001, 2002, 2003 and 2004, the minimum and maximum volumes sold, Delivered, purchased and received during each Month shall be determined by multiplying the Days of that Month by [---] barrels per Day and [---] barrels per Day, respectively.

SECTION 5.2:  REALLOCATION OF DELIVERIES

     If during any fifteen (15) Day period, fewer than 30,000 barrels of LSFO are delivered by SELLER to Kalaeloa Partners, L.P. ("Kalaeloa") due to an unanticipated equipment outage at the oil-fired combined cycle facility owned by Kalaeloa at Campbell Industrial Park, SELLER and BUYER shall agree to reallocate to BUYER said un-delivered LSFO, the quality of which shall be in conformance with the specifications of Article IV, to the extent required by BUYER and not required by Kalaeloa. The price for such reallocated Product shall be the same as the price of sales of LSFO to Kalaeloa for the Month in question if the reallocated Product had been previously washed and treated; otherwise the reallocated Product shall be priced on the basis of sales of Product to BUYER as determined in Section 6.1 During any period when Product is being reallocated by SELLER to BUYER, the volume of such reallocated Product shall not be included in the determination of the volume of Product purchased and received by BUYER with respect to the minimum and maximum annual and Monthly volumes specified in
Section 5.1.

                                  ARTICLE VI

                                     PRICE
                                    ------

SECTION 6.1:   DETERMINATION OF PRODUCT PRICE

     The price in USD per barrel of Product Delivered to meet the Nominated commitment of a Month shall be determined Monthly according to the following price formula:

              [---] = [---]

              Where:

              P   =  Product price in USD per barrel for the Nominated Month of
                     Delivery.

              S1  =  Base price expressed in USD per barrel which shall consist of the simple average of the daily high and low or bid and asked market prices for Singapore or Singapore/Indonesia cracked, mixed/cracked or equivalent quality LSWR, as assessed on all dates of publication of [---] during the period beginning the 21st of the second Month immediately preceding the Nominated Month of Delivery and ending the 20th of the Month immediately preceding the Nominated Month of Delivery.

              [---]  =  [---]

              S2  = The simple average of the high and low prices for Los
                     Angeles Bunker C fuel as reported by the Platt's Oilgram Bunkerwire ("Platt's Bunkerwire") for all dates of publication during the period beginning the 21st Day of the second Month immediately preceding the Nominated Month of Delivery and ending the 20th Day of the Month immediately preceding the Nominated Month of Delivery, expressed in USD per barrel using a conversion factor of 6.368 barrels per metric ton.

              F1  =  A factor for quality differential of Product Delivered such as sulfur content, where F1 = 0.10 * (S2 - (S1+R1)).

              F2 =   The BTU Content of each Product Delivery pursuant to
                     Article VII and Exhibit A, expressed in million BTUs per barrel with three significant figures to the right of the decimal point.

              F3 =   A factor for tanker freight defined as follows:

                             F3 = F5 + FRD1 + FRD2

              Where F3 is a market index for freight, defined for each calendar quarter as the sum of:

              F5  =  The simple average of the Average Freight Rate Assessment
                     ("AFRA") Worldscale Points for the average of Large Range 1 vessels, as published Monthly by London Tanker Brokers Panel Limited for the three Monthly publications in the calendar quarter immediately preceding the calendar quarter of the Nominated Month of Delivery, multiplied by the Worldscale 100 rate for voyages between Singapore and Barbers Point, Hawaii, applicable to the Year of the quarter of the referenced AFRA data, expressed in New Worldscale rates, as published by Worldscale Associates (London Limited) in its New Worldscale Nominal Freight Scale (Worldscale). Monthly AFRA publications show rates of vessel voyages which occurred during the period beginning the 16th Day of the second Month immediately preceding that publication and ending the 15th Day of the Month immediately preceding the publication. Exhibit B includes an illustrative computation; plus,

              FRD1 = A fixed rate differential for segregated ballast tank configured tankers ("SBT Tankers"), if and as provided by Worldscale, with respect to the Additional Insurance Premium for Basic ($500 Million) coverage of Oil Pollution Liability Insurance on vessels carrying persistent oils to and from the U.S.A., consistent with a typical vessel derived in Exhibit C attached to this Contract; plus,

              FRD2 = A fixed rate differential for SBT Tankers, if and as provided by Worldscale, with respect to the Additional Insurance Premium for Excess ($200 Million) coverage of Oil Pollution Liability Insurance on vessels carrying persistent oils to and from the U.S.A., consistent with a typical vessel derived in Exhibit C attached to this Contract.

              This market index for freight will be expressed in USD per barrel, using a conversion factor of 6.75 barrels per metric ton.

         [---] =  [---]

              1998-1999
              ---------

                  [---]  [---] per barrel

              2000-2004
              ---------

                  [---]  [---] per barrel

         T  = The Hawaii General Excise Tax, the Hawaii Environmental Response
              Tax and any other tax properly imposed on the sale of Product pursuant to Section 6.2 herein.

The per barrel premium, Product price formula component F4, applicable to Product sold and Delivered by SELLER to meet the Nominated commitment of a Month in 2004 shall also apply to Product sold and Delivered by SELLER and purchased and received by BUYER during each Year of any Additional Term, unless otherwise mutually agreed.

     The price for Product Delivered shall be based on the price for the Month of Delivery originally Nominated by the BUYER, regardless of the Month in which the quantity of Product Nominated is actually Delivered.

     All prices, price components, price component elements, including their averages and factors, adjustments thereto and other sums payable hereunder in this Contract shall be stated in the nearest thousandth of a dollar unless specifically stated otherwise.

     Exhibit B, attached hereto and included herein by reference, contains an illustrative schedule of prices calculated pursuant to this Section 6.1.

     [---] and Platt's Bunkerwire shall include any successor publication(s) and, in the event of discontinuance of any of these publications or the price assessments of Singapore or Singapore/Indonesia cracked, mixed/cracked or equivalent quality LSWR, or the [---] or the assessment of Los Angeles Bunker C fuel, or the publications referred to in the definition of price formula components for freight F3, F5, FRD1, FRD2 or Exhibit C, the parties shall mutually agree upon the use of alternate reporting services or publications or similar price assessments and any resulting modification of the per barrel premium, i.e. Product price formula component F4, as may be reasonable under the circumstances.

SECTION 6.2:  TAXES, ASSESSMENTS, LEVIES AND IMPOSTS

     In addition to all other amounts payable by BUYER under this Contract, BUYER shall reimburse SELLER for all taxes, assessments, levies, and imposts of whatsoever kind or nature imposed on SELLER by any governmental or quasi-governmental body, as adjusted, modified or revised from time to time, including without limitation the Hawaii General Excise Tax and the Hawaii Environmental Response Tax, with respect to the execution or performance of this Contract or the receipt by SELLER of payments hereunder. Notwithstanding the foregoing and any illustrative price calculation, such as contained in Exhibit B, BUYER shall not be required to reimburse SELLER for any tax measured by or based on the net income of SELLER or for real property taxes or to duplicate any item of expense of SELLER which is recovered by SELLER under the Product prices provided for in
Article VI. BUYER shall not be required to reimburse SELLER under this Article VI for any item expressly mentioned by [---] and [---], or confirmed by [---] or [---] in writing upon inquiry by either BUYER or SELLER, as being included in a price assessment incorporated in Article VI. There shall be no modification in the calculation of any unit of measure conversion, sulfur adjustment, BTU Content adjustment, or similar computation of other quality components solely due to the presence or absence of any tax, assessment, levy, impost or other such similar item of expense contained in any such component. At the execution of this Contract, the taxes, assessments, levies or imposts which are currently in effect include the Hawaii General Excise Tax (4.166%) and the Hawaii Environmental Response

Tax ($0.05 per barrel). The Hawaii Environmental Response Tax is not subject to Hawaii General Excise Tax.

                                  ARTICLE VII

                                   DELIVERY
                                   --------

SECTION 7.1:  NOTIFICATION AND PRODUCT DELIVERY

     Subject to the minimum and maximum amounts specified in Section 5.1, BUYER will provide SELLER written notice of the Nominated rate of Delivery for each Month [---] Days prior to the first Day of said Month.

     No later than ten (10) Days prior to the beginning of each Month, SELLER shall provide BUYER a proposed schedule of Pipeline Deliveries and Marine Deliveries ("Delivery Schedule") to be made by SELLER for the following two Months. The proposed Delivery Schedule shall specify the type of Delivery, Pipeline Delivery or Marine Delivery, approximate quantity, the approximate date and a characterization of the approximate viscosity, either low, 100 - 200 SSU at 210 DF, medium, 201 - 350 SSU at 210 DF, or high, 350 - 450 SSU at 210 DF, for each individual Delivery. BUYER shall notify SELLER of its acceptance or rejection of the proposed Delivery Schedule within three (3) business days of its receipt, such notice to include the cause or reasons for BUYER's rejection. BUYER may reject the proposed Delivery Schedule because the proposed date or volume of an individual Delivery is inconsistent with the limits on Product Delivery ratability specified in this Article VII. If BUYER rejects the proposed Delivery Schedule because the necessary space in BUYER's storage tanks at BUYER's BPTF is unavailable or as a result of some other similar operational consideration, BUYER shall make reasonable efforts to rearrange other schedules to provide SELLER a satisfactory alternate Delivery date or alternate Delivery volume. In this and all such similar efforts, SELLER and BUYER shall make reasonable efforts to coordinate their individual Pipeline Deliveries and Marine Deliveries into and out of BUYER's BPTF to minimize operational difficulties and costs.

     SELLER shall notify BUYER of a change in the proposed Delivery Schedule due to any of the following causes with respect to any Delivery when it shall become known to SELLER:

     a) A change in the previously advised volume of a Pipeline Delivery, if such change is in excess of 10,000 barrels or a change in the previously advised volume of a Marine Delivery, if such change is in excess of 20,000 barrels.

     b) A change in the date of a Delivery, if such change is more than 2 Days earlier or later than the previously advised date; or

     c) A change in the previously advised viscosity characterization of a Delivery.

SECTION 7.2:  DELIVERY RATABILITY

     BUYER shall not be required to take Delivery, and SELLER shall not be required to make Delivery of more than [---] percent of a Monthly Nomination in any [---] consecutive Day period. The minimum and maximum amounts specified in
Section 5.1 to be Delivered in any given Month may be further modified upon mutual agreement of the parties.

     Unless waived by BUYER, SELLER's Deliveries of Product, inclusive of any and all components, shall be limited to [---] barrels for any individual Pipeline Delivery, and limited to [---] barrels for any individual Marine Delivery. BUYER shall be under no obligation to receive a Pipeline Delivery from SELLER if SELLER's Delivery status on a Month-To-Date Ratable basis would be in excess of plus [---] barrels upon completion of the Pipeline

Delivery in question. Similarly, BUYER shall be under no obligation to receive a Marine Delivery from SELLER if SELLER's Delivery status on a Month-To-Date Ratable basis would be in excess of [---] barrels upon completion of the Marine Delivery in question.

SECTION 7.3:  PURCHASE DEFICIT

     If for reasons other than Force Majeure, BUYER's anticipated demand for Product on an annual basis during any Year during the term of this Contract should reasonably indicate that its Monthly Delivery requirements for the balance of the Year will result in its annual purchases of Product from SELLER declining below the BUYER's minimum annual quantity set forth in Section 5.1 (the difference between BUYER's anticipated demand and BUYER's minimum annual quantity being a "Purchase Deficit Position"), then BUYER shall give prompt written notice to SELLER.

     So long as the BUYER is in a Purchase Deficit Position, BUYER shall purchase and receive from SELLER, [---] The Purchase Deficit Position shall terminate when total cumulative purchases under this Contract exceed the minimum annual quantities prorated on a Monthly basis. This Section 7.3 is without prejudice to any other remedies SELLER may have under this Contract with respect to BUYER's failure to comply with Section 5.1.

SECTION 7.4:  FAILURE TO SUPPLY

          Except in the event of Force Majeure or an agreement by the parties to the contrary, if SELLER's anticipated Pipeline Deliveries and Marine Deliveries of Product shall reasonably indicate that the cumulative quantity of its Deliveries to BUYER shall result in a Delivery status on a Month-To-Date Ratable basis in excess of [---] barrels. SELLER shall be deemed to be in a "Failure to Supply Position" and shall give prompt written notice of same to BUYER.

          In the event that the SELLER is in a Failure to Supply Position, both BUYER and SELLER shall attempt to minimize the impact of any Failure to Supply Position such that it not impose an unreasonable risk to BUYER. If [---] SELLER's Delivery Status is [---] on a [---] BUYER may, [---] The BUYER will [-- -] and the SELLER shall [---] If the BUYER [---] under this Section 7.4, the [- --] for the Year in question, shall be [---] This Section 7.4 is without prejudice to any other remedies BUYER may have under this Contract with respect to SELLER's failure to comply with Section 5.1.

SECTION 7.5:  PIPELINE DELIVERY

     Pipeline Deliveries shall be made by SELLER from SELLER's Hawaii Refinery through SELLER's pipelines to BUYER at BUYER's BPTF. Title to Product and the risk of loss of Product Delivered by Pipeline Delivery shall pass from SELLER to BUYER as per Section 7.7.

     All samples, measurements and determinations drawn, taken and made, respectively, under this Section 7.5 shall be under the supervision of the Independent Inspector. SELLER and BUYER shall share equally the cost of independent inspections.

     The quality and BTU Content of the Product Delivered by Pipeline Delivery shall be determined on the basis of a volumetric weighted average composite of samples drawn by the Independent Inspector from SELLER's issuing tank(s) in such a manner as to be representative of each individual Pipeline Delivery ("Tank Final Sample").

     The Tank Final Sample shall be divided into a minimum of three (3) parts as follows:

     1. One part shall be provided to SELLER's laboratory for analysis to determine quality including BTU Content per barrel.

     2. One part shall be provided to BUYER for the purpose of verifying SELLER's determinations.

     3. At least one part shall be sealed and provided to the Independent Inspector to be retained for a period of at least three (3) Months.

     SELLER agrees to provide BUYER and the Independent Inspector with a copy of SELLERis preliminary laboratory analyses of the Tank Final Sample ("Pre-shipment Report") and shall provide this Pre-shipment Report prior to shipment of the Product.

     SELLER agrees to provide BUYER and the Independent Inspector with the Certificate of Quality representing the Tank Final Sample and will make a reasonable good faith effort to provide this Certificate of Quality no later than twenty four (24) hours after the completion of the Pipeline Delivery. If the completed Certificate of Quality is not available within said 24-hour period, SELLER will advise BUYER and the Independent Inspector, within said 24-hour period, the final determination of API gravity, flash point, sulfur content and sediment & water representing the Tank Final Sample.

     BUYER shall have the right to perform laboratory analyses in order to verify the results of SELLER's laboratory analyses; provided however, that such verification analyses shall be performed in a timely manner. SELLER and BUYER will make reasonable good faith efforts to evaluate BTU Content and exchange results within three (3) working days of the completion of the Pipeline Delivery.

     In order to eliminate or minimize the volume of SELLER's Pipeline Fill received by BUYER in the course of a Pipeline Delivery operation, BUYER shall have the option to perform a Reverse Line Displacement whereby SELLER's Pipeline Fill is displaced to SELLER using BUYER's LSFO at the commencement of Pipeline Delivery operations.

     If BUYER elects not to commence Pipeline Delivery operations by displacing SELLER's Pipeline Fill with BUYER's LSFO, or if such displacement is operationally unfeasible or impractical for any other cause, SELLER and BUYER recognize that the Product received by BUYER in a Pipeline Delivery may be a Pipeline Blend which includes some amount of SELLER's Pipeline Fill. In such instance, the specification of SELLER's Pipeline Fill shall be determined by SELLER on the basis of SELLER's samples representative of the contents of the storage tank from which SELLER's Pipeline Fill was issued. SELLER agrees to provide BUYER, BUYER's representative and the Independent Inspector with a copy of its laboratory analysis of the quality of SELLER's Pipeline Fill prior to commencing the Pipeline Delivery.

     To provide an early warning of any quality problems with the Product Delivered via a Pipeline Blend, SELLER agrees to perform a pre-shipment computer blend simulation representing the quality of SELLER's LSFO from the issuing tank(s) as indicated in the relevant Certificates of Quality or preliminary laboratory analyses of the Tank Final Samples and the quality of SELLER's Pipeline Fill as
indicated in the relevant laboratory analyses.   The computer blend simulation
shall provide preliminary confirmation of the Pipeline Blend's conformance with the limits for API gravity, viscosity and percent by weight sulfur content specified in Article IV. SELLER agrees to provide BUYER or BUYER's representative and the Independent Inspector a copy of the computer blend simulation results prior to shipment. SELLER agrees that under no circumstances shall it make a Pipeline Delivery of Product to BUYER should the computer blend simulation or any other information available to SELLER indicate a quality problem with the Product or Pipeline Blend, without BUYER's express written permission.

     The quantity of Product in a Pipeline Delivery shall be determined at the time of each Pipeline Delivery by gauging SELLER's issuing tank(s) immediately before and after pumping under the supervision of the Independent Inspector. Should BUYER elect to perform a Reverse Line Displacement, the total quantity of Product Delivered to BUYER shall be reduced by reference to the rise in SELLER's tank(s) receiving SELLER's Pipeline Fill, determined by gauging such tank(s) immediately before and after pipeline displacement under the supervision of the Independent Inspector. Both BUYER and SELLER agree that if measurement of SELLER's tank(s) is, in the opinion of the Independent Inspector, considered to have been rendered inaccurate for reasons including, but not limited to, operational constraints or inadvertent transfer of Product or of SELLER's Pipeline Fill within SELLER's facilities, then the quantity of Product or SELLER's Pipeline Fill may be determined by gauging BUYER's receiving tank(s) before and after pumping under the supervision of the Independent Inspector.

     Quantities of Product sold and Delivered by SELLER and purchased and received by BUYER hereunder shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels @ 60 degrees F.

SECTION 7.6:  MARINE DELIVERY

     Marine Deliveries shall be made by SELLER from SELLER's vessel and may include LSFO, blending stocks or other components of Product originating at SELLERis Hawaii Refinery, through SELLERis pipelines to BUYER at BUYER's BPTF. Title to Product and the risk of loss of Product Delivered by Marine Delivery shall pass from SELLER to BUYER as per Section 7.7.

     SELLER agrees to provide BUYER or the Independent Inspector, prior to commencing a Marine Delivery of Product or any component thereof from SELLER's vessel, a copy of SELLER's port of loading quality document showing the quality of the Product or component thereof.

     All samples, measurements and determinations referenced in this Section 7.6 shall be drawn, taken and made, respectively, under the supervision of the Independent Inspector. SELLER and BUYER shall share equally the cost of independent inspections.

     In order to reduce the likelihood of SELLER's Marine Delivery resulting in quality problems arising in the receiving tank(s) at BUYER's BPTF, SELLER agrees to test a volumetric weighted average composite of samples of the relevant marine cargo of Product, or component thereof ("Precautionary Sample"). The Precautionary Sample shall be drawn under the supervision of the Independent Inspector from SELLER's vessel's tanks in such a manner as to be representative of the relevant cargo after the arrival of the vessel at Barbers Point, but prior to commencement of the Marine Delivery. SELLER agrees that should its laboratory testing of the Precautionary Sample indicate a potential quality problem, including but not limited to, a quality as determined which materially differs from that specified on the port of loading quality document or does not conform to the quality specification limits in Article IV, the vessel operator shall not be instructed to commence Delivery of its cargo to BUYER's BPTF until such time as the loaded Product or component thereof is determined to meet the port of loading quality specifications or is otherwise in conformity with the specification limits in Article IV.
     The quality and BTU Content of the Product Delivered by Marine Delivery shall be determined on the basis of a volumetric weighted average composite of samples drawn by the Independent Inspector from the receiving tank(s) at BUYER's BPTF in such a manner as to be representative of the entire Marine Delivery ("Receiving Tank Final Sample").
     The Receiving Tank Final Sample shall be divided into a minimum of three
(3) parts as follows:

     1. One part shall be provided to SELLER's laboratory for analysis to determine quality and BTU Content per barrel.
     2. One part shall be provided to BUYER for the purpose of verifying SELLER's determinations.

     3. At least one part shall be sealed and provided to the Independent Inspector to be retained for a period of not less than three (3) Months.

     SELLER agrees to provide BUYER and the Independent Inspector with the Certificate of Quality representing the Receiving Tank Final Sample and will make reasonable good faith efforts to provide this Certificate of Quality no later than twenty four (24) hours after SELLER's laboratory determines the Product Delivered by Marine Delivery is in conformance with the specification limits in Article IV. If the completed Certificate of Quality is not available within said 24-hour period, SELLER will advise BUYER and the Independent Inspector, within said 24-hour period, the final determination of API gravity, flash point, sulfur content and sediment & water representing the Receiving Tank Final Sample.
     BUYER shall have the right to perform laboratory analyses in order to verify the results of SELLER's laboratory analyses; provided however, that such verification analyses shall be performed in a timely manner. SELLER and BUYER will make reasonable good faith efforts to evaluate BTU Content and exchange results within three (3) working days of SELLER's laboratory determining the Product Delivered by Marine Delivery is in conformance with the specification limits in Article IV.
     Quantities of the Product Delivered via a Marine Delivery hereunder shall be determined at the time of each Marine Delivery by gauging BUYER's tank(s) immediately before and after pumping under the supervision of the Independent Inspector. Should BUYER elect to perform a Reverse Line Displacement, the total quantity of Product Delivered to BUYER shall be reduced by reference to the rise in the SELLER's tank(s) receiving SELLER's Pipeline Fill, determined by gauging such tank(s) immediately before and after pipeline displacement under the supervision of the Independent Inspector.
     Quantities of Product sold and Delivered by SELLER and purchased and received by BUYER hereunder shall be calculated in accordance with the current measurement standards adopted by industry, ASTM, API and other recognized standard-setting bodies as are applicable in the opinion of the Independent Inspector and shall be expressed in G.S.V., U.S. barrels @ 60 degrees F.
     The maximum quantity of any Marine Delivery to be invoiced by SELLER to BUYER in any ten (10) Day period, shall not exceed an amount equivalent to [---]

SECTION 7.7:  TITLE AND RISK OF LOSS

     Title to Product and the risk of loss of Product Delivered by Pipeline Delivery shall pass from SELLER to BUYER at the connection between the flange of SELLER's pipeline and BUYER's pipeline at BUYER's BPTF.
     Title to Product Delivered by Marine Delivery shall pass from SELLER to BUYER in the tank(s) at the BPTF as soon as the quality of the Product so Delivered is determined by SELLER to meet the specification limits in Article IV, subject to BUYER's timely verification, or at BUYER's option, BUYER's verbal notice to SELLER allowing release for shipment prior to verification.

     The [---] shall pass from [---] at the [---] provided, however, that in the event [---] SELLER shall [---]

SECTION 7.8:  DISPUTE

     The official BTU Content determination shall be as reported in SELLER's Certificate of Quality, provided that the arithmetic difference between SELLER's and BUYER's laboratory results is equal to or less than the then existing ASTM reproducibility standard (currently 0.4 MJ/kg, which the parties shall deem to be equivalent to a fixed standard of 60,000 BTU per barrel) for test D-240. If the difference between SELLER's and BUYER's determinations of BTU Content should fall outside the ASTM reproducibility standard for ASTM test D-240, the sealed sample in the possession of the Independent Inspector shall be provided to an independent laboratory for an official determination, which shall be binding upon the parties. SELLER and BUYER shall share equally the costs of independent tests and determinations.
     If SELLER or BUYER has reason to believe that the quality or quantity of Product stated for a specific Delivery per Section 7.5 or Section 7.6 is incorrect, that party shall within thirty (30) Days after the later of the date of the complete Certificate of Quality or the date of the final determination of BTU Content, present the other party with documents supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality and quantity, if justified, for the

Pipeline Delivery or Marine Delivery in question. In the event of an unresolvable difference between SELLER and BUYER, the sealed part of the representative sample in the possession of the Independent Inspector shall be provided to an independent laboratory for an official determination, which shall be final. SELLER and BUYER shall share equally the cost for such independent laboratory determination.
     If the quality of the Product received by BUYER fails to conform to the quality specification limits in Article IV of this Contract, both BUYER and SELLER shall attempt to minimize the impact of any quality problem on BUYER by specification waiver, if the use of the Product will not unreasonably cause harm to BUYER, or by SELLER Delivering higher quality Product in a timely manner to produce a specification quality blend in BUYER's storage tank(s) at BUYER's BPTF or at BUYER's Oahu generating plants. If all such, and similar, efforts fail to resolve the quality problem, then BUYER may return non-specification Product to SELLER, in which case SELLER shall replace the non-specification Product to BUYER in a timely manner. All costs and expenses, including BUYER's handling costs incurred in returning and replacing non-specification Product, shall be borne by SELLER.

                                 ARTICLE VIII

                                    PAYMENT
                                    -------

SECTION 8.1:  INVOICES

     Invoices shall be prepared by SELLER and dated after a Delivery has been completed. [---]Invoices shall be accompanied by full documentation, reasonably acceptable to the BUYER, such as, but not limited to, Certificate of

Quality, report of the Independent Inspector and price calculation. SELLER will transmit an original of the invoice to BUYER on the [---] Day by mail to the following address or as otherwise instructed.

BUYER:                 HAWAIIAN ELECTRIC COMPANY, INC.
                       ATTN:  DIRECTOR FUEL RESOURCES, MAIL STOP WP-2/IF
                       P. O. BOX 2750
                       HONOLULU, HAWAII  96840
                       FACSIMILE:  (808) 543-4207

     Invoices, invoice documentation, laboratory analyses and other documents having to do with the quality, quantity and Delivery of Product or otherwise with the Product sold and purchased hereunder may be sent by first class mail, postage prepaid, by electronic transmission (facsimile or electronic mail) or by personal delivery. The parties may substitute other addresses upon the giving of proper notice from time to time. Correspondence and documents of a similar nature may be sent to SELLER to the following address or as otherwise instructed.

SELLER:                BHP PETROLEUM AMERICAS REFINING INC.
                       ATTN: MANAGER HAWAII SUPPLY AND LOGISTICS
                       P. O. BOX 3379
                       HONOLULU, HAWAII   96842
                       FACSIMILE:  (808) 547-3048


SECTION 8.2:  METHOD OF PAYMENT

     Payment shall be made without discount in USD [---] from the receipt of invoice by wire transfer of immediately available funds to:

                              Citibank, New York
                                ABA # 021000089
                     BHP Petroleum Americas Refining Inc.
                               Account #40643342

Due dates are dates payments are to be received by SELLER.

SECTION 8.3:  PAYMENTS

     If SELLER's final laboratory result for BTU Content is unavailable or if said laboratory result is disputed by BUYER pursuant to Section 7.8, SELLER may issue a provisional invoice calculated on the basis of the heat-content standard of 6.2 million BTU per barrel. BUYER shall make payment for such provisional invoice in accordance with Section 8.2.
     If an invoice incorporating an item, other than a heat rate adjustment which is disputed, has been sent to BUYER, then BUYER shall make payment in accordance with Section 8.2 for such invoice items or that portion of the invoiced Delivery which is not disputed by BUYER and in which case BUYER shall make such adjustment to taxes and other value-dependent items as are reasonable under the circumstances.
     The provisional invoice or invoice incorporating items in dispute shall be adjusted in accordance with the terms of Article VI by subsequent invoicing or by issuing a credit or debit with respect to the original invoice [---] of receipt of the independent laboratory determination pursuant to Section 7.8 or other resolution of the issue in dispute. BUYER shall make payment for such subsequent invoices or debits in accordance with Section 8.2. BUYER shall have the option to apply such credit against payments to be made subsequent to the receipt of the credit, or if such payments are not expected to be made [---] BUYER shall be able to receive said credit in immediately available funds within three (3) business days of SELLER's receipt of BUYER's written instructions.

SECTION 8.4:  INTEREST

     At SELLER's option and election, interest will accrue on all amounts, other than invoice items in dispute, not paid in accordance with the provisions of Sections 8.2 and 8.3 at the then existing [---]

                                  ARTICLE IX

                                    NOTICES
                                    -------

     Except as otherwise expressly provided herein, all notices shall be given in writing, by letter, facsimile or electronic mail to the following addresses or such other address as the parties may designate by notice, and shall be deemed to have been duly given when sent or personally delivered to the other party at the address noted below:

BUYER:                 HAWAIIAN ELECTRIC COMPANY, INC.
                       P. O. BOX 2750
                       HONOLULU, HAWAII  96840
                       ATTN:  VICE PRESIDENT, POWER SUPPLY
                       FACSIMILE:  (808) 543-7707

SELLER:                 BHP PETROLEUM AMERICAS REFINING INC.
                        P. O. BOX 3379
                        HONOLULU, HAWAII   96842
                        ATTN:  VICE PRESIDENT, INTERNATIONAL SUPPLY AND
                               MARKETING
                        FACSIMILE:  (808) 547-3796



                                   ARTICLE X

                                     [---]

     It is understood and agreed that both parties entered into this Contract [---] of this Contract or any subsequent amendments hereto, [---]

[---] is [---] by [---] or [---] by [---] hereunder. [---] Such [---] shall be
[---] after such a [---] the parties shall [---] negotiations and in the event that the parties do not agree upon a new Product Price or other [---] within [-- -] Days after [---] the [---] Such [---] within [---] has been agreed upon, or [---]

                                  ARTICLE XI

                                 FORCE MAJEURE
                                 -------------

SECTION 11.1:  FORCE MAJEURE

     As used in this contract, an event or act of Force Majeure is defined as follows: acts of God, wars, riots, strikes, labor disputes, lockouts, blockades, insurrections, inability to secure materials or labor by reason of allocations promulgated by governmental agencies, unavailability of shipping of crude oil supplies, epidemics, landslides, lightning, earthquakes, fires, floods, tidal waves, volcanic eruptions, explosions, failure of machinery or pipelines, or any other causes not within the reasonable control of the affected party .

SECTION 11.2:  OBLIGATIONS SUSPENDED

     BUYER's obligation to purchase or receive Product, or SELLER's obligation to sell or Deliver Product, shall be suspended to the extent performance is prevented by an event or act of Force Majeure for any period in which such event or act exists as to the party claiming Force Majeure; and so long as such party is exercising its good faith efforts to overcome such Force Majeure event. However, nothing in this Article excuses BUYER from its obligation to make payments of money due SELLER for Product already Delivered to BUYER.

SECTION 11.3:  NOTICE OF FORCE MAJEURE

     The party claiming Force Majeure agrees to give the other party prompt written notice of an act or event of Force Majeure. The party claiming Force Majeure shall use due diligence to cure any act or event of Force Majeure, and shall give the other party prompt notice after the act or event of Force Majeure has terminated. This Article XI shall not require any party to settle or compromise any strike or labor dispute.

SECTION 11.4:  NO MAKE-UP REQUIREMENT

     After the act or event of Force Majeure has terminated, SELLER shall not be obligated to sell and Deliver and BUYER shall not be obligated to purchase and receive the undelivered quantity of Product that normally would have been sold and Delivered during the period of Force Majeure.

                                  ARTICLE XII

                         PRICE AND ALLOCATION CONTROLS
                         -----------------------------

SECTION 12.1:  REGULATORY PRICE SUSPENSION

     If SELLER is precluded by statute, or by regulation, rule, governmental interpretation or order implementing such statute from obtaining any increase in Product Price, as determined pursuant to this Contract, the increase shall be suspended until said law, regulation, rule, governmental interpretation or order permits the increase in whole or in part. In such an event, BUYER and SELLER shall confer in good faith and attempt to agree on an alternate course of action; but failing agreement within ten (10) Days, the party adversely affected may suspend performance with respect to the quantity of Product affected by the statute, regulation, rule, governmental interpretation or order. In the event the law, regulation, rule, governmental interpretation or order is terminated or is later modified to permit the increase, in whole or in part, the Product Price shall be increased for Deliveries of the Product made thereafter to the level permitted under this Contract without further action by the parties.

SECTION 12.2:  GOVERNMENT REGULATIONS

     If the Delivery or supply of Product pursuant to this Contract conflicts with or is limited or prohibited by any federal, state or local regulations, statutes, rules or permits then to the extent of such conflict, limitation or prohibition, SELLER shall have no obligation to Deliver or supply BUYER with the Product under this Contract and BUYER shall have no obligation to purchase or receive the Product under this Contract. BUYER, in BUYER's discretion, may elect to complete and file any and all required Federal or state regulatory forms to permit, facilitate, or enable the supply of Product to BUYER under this Contract. SELLER shall fully cooperate with BUYER in the completion and filing of the foregoing forms. If BUYER's purchase, receipt or use of Product pursuant to this Contract conflicts with or is limited or prohibited by any Federal, State, or local regulations, statutes, rules or permits then to the extent of such conflict, limitation, or prohibition, BUYER shall have no obligation to purchase and receive the Product under this Contract.

                                 ARTICLE XIII

                                  ASSIGNMENT
                                  ----------

     This Contract shall not be assigned by either party without prior written consent of the other party, which shall not be unreasonably withheld; provided, however, BUYER may assign this Contract to the Trustee under BUYER's First Mortgage Indenture dated December 1, 1938.

                                  ARTICLE XIV

                                APPLICABLE LAW
                                --------------

     This Contract shall be deemed to be a Contract made under and shall be governed by and construed in accordance with the laws of the State of Hawaii. The parties hereby consent to the personal jurisdiction of the federal and state courts in the State of Hawaii.

                                  ARTICLE XV

                          PUBLIC UTILITIES COMMISSION
                          ---------------------------

     This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval. If in the proceedings initiated as a result of the filing of this Contract, the PUC disapproves or fails to authorize the full recovery of the fuel cost incurred under this Contract through the BUYER's Energy Cost Adjustment Clause, BUYER may terminate this Contract at any time [---] by giving sixty (60) Days written notice to the SELLER.

                                  ARTICLE XVI

                    ENTIRE AGREEMENT, WAIVER AND ILLEGALITY
                    ---------------------------------------

     This Contract incorporates the entire agreement between the parties with reference to the subject matter and cancels and supersedes as of the date of execution hereof all prior oral or written understandings, or agreements, between the parties with respect to the subject matter and may only be modified by written instrument executed by duly authorized representatives of the parties. There are no other agreements which constitute any part of the consideration for, or any condition to, either party's compliance with its obligations under this Contract. Failure to insist upon strict performance of any provision shall not constitute a waiver of the right to require such performance, nor shall a waiver in one case constitute a waiver with respect to a subsequent or continuing breach, whether of a similar nature or otherwise. If any term or provision of this Contract is held by any Court to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected. The headings or captions are for convenience only and have no force or effect on legal meaning in the construction or enforcement of the Contract. Time shall be of the essence in this Contract.

                                 ARTICLE XVII

                                   INDEMNITY
                                   ---------

     SELLER shall indemnify, defend and hold harmless BUYER, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, (including attorneys' fees) and proceedings of any nature whatsoever for bodily injury, (including death) or property damage, including but not limited to BUYER's facilities, that results from Product which does not meet specifications or contaminated Product or that arises out of or is in any manner connected with the storage or transportation of Product or components thereof, including SELLER's Pipeline Fill, [---] except to the extent that such injury or damage may be attributable to the gross negligence or willful action of BUYER.

     BUYER shall indemnify, defend and hold harmless SELLER, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, (including attorneys' fees) and proceedings of any nature whatsoever for bodily injury, (including death) or property damage, including but not limited to SELLER's facilities, that results from Product which does not meet specifications or contaminated Product or that arises out of or is in any manner connected with the storage or transportation of Product or components thereof, including SELLER's Pipeline Fill, [---] except to the extent that such injury or damage may be attributable to the gross negligence or willful action of SELLER.

     Notwithstanding the foregoing, neither party shall be responsible for consequential damages.

     The provisions of this Article XVII shall survive the termination of the Contract.

                                 ARTICLE XVIII

                                    DEFAULT
                                    -------

     Failure of either party to promptly perform any material obligation under this Contract shall constitute an event of default. If BUYER or SELLER considers the other party (the "Defaulting Party") to be in default of any material obligation under this Contract, such party (the "Non-Defaulting Party") shall give the Defaulting Party prompt notice thereof, describing the particulars of such event of default. The Defaulting Party shall thereafter have thirty (30) Days from the receipt of said notice in which to remedy such event of default. If the default is not cured, the Non-Defaulting Party may, without prejudice to any other rights or remedy of the Non-Defaulting Party, terminate its obligations under this Contract by written notice to the Defaulting Party, except for BUYER's obligation to pay in full in United States currency for amounts due under this Contract and except for any obligation which may accrue to BUYER or SELLER under Article XVII herein.

Any termination shall be without prejudice to accrued rights. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

                                  ARTICLE XIX

                                 COUNTERPARTS
                                 ------------

     This Contract may be executed in as many counterparts as desired by the parties, any one of which shall have the force and effect of any original but all of which together shall constitute the same instrument.

   _________________________________________________________________________

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound thereby, have caused this Contract to be executed in duplicate originals by their duly authorized officers.

BUYER

HAWAIIAN ELECTRIC COMPANY, INC.


By /s/ Edward Y. Hirata
   -------------------------------------------------

      Edward Y. Hirata
----------------------------------------------------
        (Printed or Typed Name)

Its   Vice President, Regulatory Affairs
   -------------------------------------------------


By /s/ Marvin A. Hawthorne
   -------------------------------------------------

      Marvin A. Hawthorne
----------------------------------------------------
        (Printed or Typed Name)

Its    Assistant Treasurer
   -------------------------------------------------


SELLER

BHP PETROLEUM AMERICAS REFINING INC.


By /s/ Faye W. Kurren
   -------------------------------------------------

     Faye W. Kurren
----------------------------------------------------
        (Printed or Typed Name)


Its Vice President, International Supply & Marketing
   -------------------------------------------------

                                   EXHIBIT A
                                   ---------

                            PRODUCT SPECIFICATIONS
                            ----------------------


LSFO Specification -  Test Item    Measurement Unit     Limits     ASTM Method
-------------------------------    ----------------     ------     -----------
GRAVITY @ 60 DEGREES F.              Degrees API       12.0 Min.     D-4052
                                                       24.0 Max.

VISCOSITY                            SSU At 210 DF     100 Min.      D-445,
                                                       450 Max.      D-2161

HEAT VALUE, GROSS                    MM BTU/BBL        6.0 million   D-240,
                                                       Min.          D-4868

FLASH POINT                          Degrees F.        150 Min.      D-93

POUR POINT                           Degrees F.        125 Max.      D-97,
                                                                     D-5949

ASH                                  Percent, Weight   0.05 Max.     D-482

SEDIMENT & WATER                     Percent, Weight   0.50 Max.     D-1796

SULFUR                               Percent, Weight   0.50 Max.     D-4294

NITROGEN                             Percent, Weight   0.50 Max.     D-4629,
                                                                     D-5762

VANADIUM                             PPM, Weight       50 Max.       D-5863,
                                                                     AES

                                   EXHIBIT B
                                   ---------

                        ILLUSTRATIVE SCHEDULE OF PRICES
                        -------------------------------

            Illustrative Product Price Calculation for October 1997

DETERMINATION OF PRODUCT PRICE UNDER ARTICLE VI.   The Product Price in U.S.
Dollars (USD) per barrel shall be determined Monthly based on the following price formula:

                                     [---]

S1 = Simple average of the daily high and low or bid and asked market prices for Singapore or Singapore/Indonesia cracked, mixed/cracked or equivalent quality LSWR, as assessed on all dates of publication of [---]

I. DETERMINATION OF [---]

       [---] (Price in USD per barrel)



      Date         Low        High        Average
      ----         ---        ----        -------

     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]


AVERAGE                                 [---]

ii. DETERMINATION OF [---]

       [---] (Price in USD per barrel)



      Date         Low        High        Average
      ----         ---        ----        -------

     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]


AVERAGE                                 [---]

Average of [---]
      [---] [---]
      [---] [---]

[---] = [---]


[---] = [---]

DETERMINATION OF [---]

       [---] (Price in USD per barrel)



      Date         Low        High        Average
      ----         ---        ----        -------

     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]
     [---]        [---]      [---]         [---]


AVERAGE                                 [---]

[---] =                        [---]

F1  =   A factor for quality differential of Product Delivered such as sulfur content, where F1 = [---]

S2  =   The simple average of the high and low prices for Los Angeles Bunker C fuel as reported by the Platt's Bunkerwire

i. DETERMINATION OF MEAN OF PLATT'S BUNKERWIRE LA BUNKER C FUEL OIL

        Platt's Bunkerwire LA Bunker C (Price in USD per metric ton)


       Date         Low         High        Average
       ----         ---         ----        -------

     08/21/97     $95.0000     $99.0000     $97.000 /MT
     08/22/97    $101.0000    $107.0000    $104.000 /MT



     08/25/97    $101.0000    $107.0000    $104.000 /MT
     08/26/97    $107.0000    $109.0000    $108.000 /MT
     08/27/97    $108.0000    $112.0000    $110.000 /MT
     08/28/97    $107.0000    $112.0000    $109.500 /MT
     08/29/97    $109.5000    $114.5000    $112.000 /MT
     09/02/97    $110.0000    $113.0000    $111.500 /MT
     09/03/97    $111.0000    $113.0000    $112.000 /MT
     09/04/97    $112.0000    $115.0000    $113.500 /MT
     09/05/97    $113.0000    $116.0000    $114.500 /MT
     09/08/97    $111.0000    $113.0000    $112.000 /MT
     09/09/97    $110.0000    $114.5000    $112.250 /MT
     09/10/97    $110.0000    $115.0000    $112.500 /MT
     09/11/97    $108.0000    $112.0000    $110.000 /MT
     09/12/97    $108.0000    $110.0000    $109.000 /MT
     09/15/97    $109.0000    $111.0000    $110.000 /MT
     09/16/97    $111.0000    $112.0000    $111.500 /MT
     09/17/97    $111.0000    $114.0000    $112.500 /MT
     09/18/97    $108.0000    $114.0000    $111.000 /MT
     09/19/97    $109.0000    $113.0000    $111.000 /MT

AVERAGE IN USD PER METRIC TON:   $ 109.893

ii. CONVERSION OF MEAN OF PLATT'S BUNKERWIRE LA BUNKER C FUEL OIL FROM USD PER METRIC TON TO USD PER BARREL

Expressed in USD per Bbl:  = $109.893/MT / 6.368 Bbl/MT


S2  =  $17.257 PER BARREL

[---]  = [---]

=        [---]

=        [---]

F1       =     [---] PER BARREL

F3 =     A factor for tanker freight defined as:

F3 = F5 + FRD1 + FRD2

F5  =  The simple average of the Average Freight Rate Assessment ("AFRA")
       Worldscale Points for the average of Large Range 1 vessels, as published Monthly by London Tanker Brokers Panel Limited for the three Monthly publications in the calendar quarter immediately preceding the calendar quarter of the Nominated Month of Delivery, multiplied by the Worldscale 100 rate for voyages between Singapore and Barbers Point, Hawaii, applicable to the Year of the quarter of the referenced AFRA data, expressed in New Worldscale rates, as published by Worldscale Associates (London Limited) in its New Worldscale Nominal Freight Scale (Worldscale).


i.  AFRA WORLDSCALE LARGE RANGE 1 AVERAGE


       Date of Publication:          New Worldscale Large Range 1
                                       "Points" (percentage of
                                          Worldscale 100 Rate)

       July 1997                             141.5
       August 1997                           137.1
       September 1997                        129.6

       AVERAGE:                              136.067


ii. WORLDSCALE 100 OR "FLAT" RATE FOR A VOYAGE FROM SINGAPORE TO BARBERS PT. HAWAII

New Worldscale 100 Rate between Singapore and BHP SBM Barbers Point effective January 1, 1997 is
       Base voyage Singapore/Barbers Pt.          $10.11 per Metric Ton
       Variable Rate Differential for  Discharge
       At BHPPAR SBM                              $0.15 per Metric Ton
                                                  ---------------------
                                                  $10.26 PER METRIC TON

iii. COMPUTATION OF TANKER MARKET FREIGHT INDEX PER METRIC TON

F5   =  ($10.26/MT *(136.067/100))

     =  $13.96047 PER METRIC TON

iv. CONVERSION OF TANKER MARKET FREIGHT INDEX FROM USD PER METRIC TON TO USD PER BARREL

     =  ($13.96047 MT/6.75 bbls/MT)

F5 =  $2.068 PER BARREL

FRD1 = A fixed rate differential for SBT Tankers, if and as provided by Worldscale, with respect to the Additional Insurance Premium for Basic ($500 Million) coverage of Oil Pollution Liability Insurance on vessels carrying persistent oils to and from the U.S.A., consistent with a typical vessel derived in Exhibit C attached to this Contract; plus,

FRD1 =  $.012 PER BARREL, DERIVED AS ILLUSTRATED IN EXHIBIT C ATTACHED
        HERETO.

FRD2 = A fixed rate differential for SBT Tankers, if and as provided by Worldscale, with respect to the Additional Insurance Premium for Excess ($200 Million) coverage of Oil Pollution Liability Insurance on vessels carrying persistent oils to and from the U.S.A., consistent with a typical vessel derived in Exhibit C attached to this Contract.

FRD2 =  $.008 PER BARREL, DERIVED AS ILLUSTRATED IN EXHIBIT C ATTACHED
        HERETO.

F3  =   F5 + FRD1 + FRD2

    =   $2.068/Bbl + $.012/Bbl + $.008/Bbl

F3  =   $2.088 PER BARREL

F4   = $1.825 PER BARREL

T  =   The Hawaii General Excise Tax, the Hawaii Environmental Response Tax
       and any other tax properly imposed on the sale of Product, including:.

HGET = 4.166% of pre-HGET price

Hawaii Environmental Response Tax applied after HGET = $0.05 per barrel

A. PRODUCT PRICE COMPUTATION FOR DELIVERY WITH STANDARD BTU CONTENT OF 6.2 MM BTU PER BARREL

            [---]
= [---]
= [---]
= [---]

= [---] PER BARREL

B. PRODUCT PRICE COMPUTATION FOR DELIVERY WITH BTU CONTENT OTHER THAN STANDARD
   6.2 MM BTU PER BARREL

            [---]

IF F2, BTU CONTENT IS 6.275 MM BTU PER BARREL, THEN COMPUTATION IS AS FOLLOWS:

= [---]
= [---]
= [---]
= [---] PER BARREL



EXPLANATION OF TAXES:
--------------------
Taxes in the LSFO price currently in effect include the Hawaii Environmental Response Tax of $0.050 per barrel. Also, Hawaii State General Excise Tax of 4.166% will be paid on all components of the Product Price, except at the execution of this Contract, the Hawaii Environmental Response Tax.

                                   EXHIBIT C
                                   ---------

                  EXAMPLE DETERMINATION OF FREIGHT COMPONENTS
                  -------------------------------------------

                            PURSUANT TO ARTICLE VI
                            ----------------------

     Article VI of this Contract provides for the determination of the price per physical barrel of LSFO; which price determination includes the use of a tanker freight component which references the Worldscale 100 rate for voyages between Singapore and Barbers Point, Hawaii, expressed in New Worldscale rates, as published by Worldscale Associates (London) Limited in its New Worldwide Nominal Freight Scale ("Worldscale"). The current edition of Worldscale incorporates a Fixed Rate Differential to reflect the cost of additional insurance premiums for Oil Spill Liability Insurance on vessels carrying Persistent Oils applicable to voyages having a destination in the U.S.A. SELLER acknowledges that any vessel used to transport LSFO that is sold and purchased under this Contract, including its components and the crude oil from which the LSFO is derived, shall be required to possess oil spill liability insurance coverage in the amount of $700 million.

     The price formula component "F5" refers to an AFRA rate applicable to a vessel size classification of LR-1, or Large Range 1. This vessel classification references tanker vessels ranging in size from 45,000 Long Tons Deadweight to 79,999 Long Tons Deadweight. In order to derive an approximation of the relationship between Deadweight and Gross Registered Tons for a nominal vessel consistent with this vessel size classification, the average size characteristics of two vessels that have transported LSFO or crude oil to Hawaii are used as reference data. These vessels are described as follows:


     Name                 Deadweight Tons(DWT)   Gross Registered Tons(GRT)
     ----                 --------------------   --------------------------

    S/T ARCO Prudhoe Bay              71,342                 35,646
    S/T ARCO Sag River                71,342                 35,646
                                      ------                 ------
          Average                     71,342                 35,646

     The Worldscale rate data that is to be included in the computation of tanker freight price formula components "FRD1" and "FRD2," consistent with the computation of "F5," is to be derived in the same manner as the following illustrative example calculations:

1. Worldscale 100 rate in effect from February 20, 1997, onwards shall include Fixed Rate Differentials a. and b. below and shall be computed as follows:

       a. Fixed Rate Differential with respect to the additional insurance premiums for Basic $500 million coverage of Oil Pollution Liability Insurance on vessels carrying Persistent Oils to and from the U.S.A., "FRD1" is derived:

            FRD1                =    $0.16/GT  *  35,646 GRT
                                     -----------------------
                                             71,342
                                =    $0.080 per Metric Ton

            For illustrative purposes, this rate may be expressed in U.S. dollars per barrel as follows:

                                =    $0.080/Metric Ton
                                     -----------------
                                     6.75 barrels/Metric Ton
                                =    $0.012/BARREL

       b. Fixed Rate Differential with respect to the additional insurance premiums for Excess $200 million coverage of Oil Pollution Liability Insurance on vessels carrying Persistent Oils to and from the U.S.A., "FRD2" is derived:

            FRD2                =    .875 * $0.1205/GT  *  35,646 GRT
                                     --------------------------------
                                                   71,342
                                =    $0.053 per Metric Ton

            For illustrative purposes, this rate may be expressed in U.S. dollars per barrel as follows:

                                =    $0.053/Metric Ton
                                     -----------------
                                     6.75 barrels/Metric Ton
                                =    $0.008/BARREL

     For informational purposes, the total applicable Fixed Rate Differential is equal to $0.133 per Metric Ton, or $0.020 PER BARREL.

2. The AFRA Worldscale Points and their related Worldscale 100 rate applicable for each calendar quarter are based upon an average of the three Monthly AFRA publications in the calendar quarter immediately preceding the calendar quarter of the Nominated Month of delivery. Therefore the relevant Fixed Rate Differentials computed above may properly be prorated for certain quarterly periods. Such proration may be computed as follows:

     A. With respect to volumes of LSFO Nominated during the three (3) Months of the calendar quarter following a change in the published Worldscale rate (typically February of each Year), the relevant Fixed Rate Differentials to be included in the computation of the tanker freight price formula component shall be prorated for illustrative purposes as follows (for the first calendar quarter of a Year which is not a leap
          Year):

          50/90 multiplied by the Fixed Rate Differential computed prior to the rate change.

          and 40/90 multiplied by the Fixed Rate computed using the revised rate.



     B. With respect to volumes of LSFO Nominated for subsequent Months, and continuing for so long as the Fixed Rate Differentials as set forth in Worldscale Circular shall be applicable, the relevant Fixed Rate Differentials to be included in the computation of the price components "FRD1" and "FRD2" shall be as derived as in part 1 above.